UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2020

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street – 7th Floor
New York, New York 10004
(Address of principal executive offices, including zip code)

(212) 461-2315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TYME	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “the Company,” “we” and “our” refer to Tyme Technologies, Inc., a Delaware corporation, together with its subsidiaries (“Tyme”). Terms used, but not otherwise defined in the Items below, have the meanings assigned to them in the applicable agreement.

Item 1.01	Entry into a Material Definitive Agreement.

On January 7, 2020, the Company entered into a Co-Promotion Agreement (the “Agreement”) with Eagle Pharmaceuticals, Inc. (“Eagle”), a pharmaceutical company focused on developing and commercializing innovative and differentiated injectable products that address the shortcomings, as identified by physicians, pharmacists and other stakeholders, of existing commercially successful injectable products. Pursuant to the Agreement, the Company granted Eagle the non-exclusive right to co-promote SM-88 (racemetyrosine), the Company’s novel oral therapy, to specified medical professionals in the United States for the treatment of any and all indications for which SM-88 is approved in humans in the United States.

Pursuant to the Agreement, Eagle will provide sales representatives to cover 25% of the Company’s sales force requirements. The parties will agree on the initial minimum required number of Eagle sales representatives prior to filing the new drug application for SM-88. Commencing with the fiscal quarter following the first commercial sale of SM-88 in the United States, the Company will pay Eagle a fee equal to fifteen percent of net sales of all SM-88 products sold in the United States in each fiscal quarter. As part of the Agreement, the Company granted Eagle the non-exclusive right to use the Company’s trademarks and copyrights in connection with the promotion of SM-88 in the United States. The Agreement also includes a non-competition provision restricting Eagle and a mutual non-solicitation provision, each lasting until the first anniversary of the Agreement’s termination date. The Agreement also contains customary provisions regarding payment, confidentiality and indemnification.

The co-promotion of SM-88 in the United States will be supervised by a joint sales operations committee composed of representatives from the Company and Eagle. Under the Agreement, the Company will retain the sole right to the strategy for development and commercialization of the product and will remain solely responsible for the costs of seeking regulatory approval of, manufacturing and distributing SM-88.

The Agreement has a ten year term, expiring on January 7, 2030. Subject to specified notice periods and limitations, either party may terminate the Agreement in the event of (i) an uncured material breach by the other party, (ii) the withdrawal of SM-88 from the market by the Company for certain specified reasons, or (iii) the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings with respect to the other party. In addition, the Company has a buyout right to terminate the Agreement and all Eagle’s rights thereunder immediately upon a $200 million payment to Eagle. Eagle may also terminate the Agreement for convenience upon twelve months’ written notice given any time after the second anniversary of the first commercial sale of SM-88 product in the United States.

The foregoing is a summary description of certain terms of the Agreement, is not complete and is qualified in its entirety by reference to the text of the Agreement, which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ending March 31, 2020.

Simultaneously with their entry into the Agreement, the Company and Eagle also entered into a securities purchase agreement and a registration rights agreement, as further discussed in Item 3.02 below, the descriptions of which are incorporated herein to this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

Securities Purchase Agreement

On January 7, 2020, the Company and Eagle entered into a Securities Purchase Agreement (the “SPA”), pursuant to which the Company issued and sold to Eagle 10,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company (the “Initial Purchase”) at a price of $2.00 per share. The SPA provides that Eagle will, subject to certain conditions, make an additional cash payment and an additional purchase of preferred stock upon the occurrence of a Milestone Event, which is defined as the earlier of (i) the successful completion of a pivotal trial in pancreatic cancer, as defined by achieving the primary efficacy endpoint per the protocol, of (A) Part 2 of the Company’s TYME-88-Panc clinical trial or (B) an arm of the Precision PromiseSM clinical trial with the Pancreatic Cancer Action Network using SM-88, in either case, with any such amendments or changes to the protocol resulting from U.S. Food and Drug Administration (“FDA”) guidance or communications and in each case that is adequate for registration submission and meets the primary endpoint as prespecified in the protocol provided to the FDA incorporating FDA comments, or (ii) FDA approval of SM-88 in any cancer indication within the United States (the “Milestone Event”). Upon the occurrence of a Milestone Event, subject to certain conditions, Eagle will make a one-time cash payment of $10,000,000 to the Company and purchase 10,000 shares of Series A Preferred Stock, par value $0.0001 (the “Preferred Shares”), at a price of $1,000 per share. The Preferred Shares will be convertible into Common Stock and will have a conversion ratio equal to the quotient of $1,000 divided by an amount equal to 1.15 times the average of the volume weighted average price of the Company’s Common Stock for the seven trading days immediately following announcement of the Milestone Event (the “Conversion Ratio”). Eagle’s obligations to effectuate these transactions will terminate if the Milestone Event does not occur on or prior to the five year anniversary of the SPA, although Eagle retains the right to waive this requirement. The rights of the Series A Preferred Stock are further defined and discussed in Item 3.03 below. The disclosure set forth below in Item 3.03 relating to the Company’s Certificate of Designation of Series A Convertible Preferred Stock is incorporated herein to this Item 3.02.

In the event that the Company consummates a fundamental corporate transaction, including a sale of all or substantially all of its assets, prior to the Milestone Closing (as such term is defined in the SPA), Eagle will have no obligation to purchase the Preferred Shares.

Eagle has agreed to customary “lock-up” and “standstill” restrictions, each ending at the earlier of the date that is (i) three months after the occurrence of the Milestone Event or (ii) the three year anniversary of the SPA (the “Lockup Period”). It has also agreed to execute a customary “lock-up” agreement in connection with any public offering of shares of Common Stock or securities exchangeable or convertible into shares of Common Stock that is consummated on or prior to the third anniversary of the date of the SPA.

The Common Stock issued and sold in connection with the Initial Purchase were, and any issuance of Preferred Shares at the subsequent closing will be, made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder, as the sale and issuance in a transaction by an issuer not involving any public offering.

Registration Rights Agreement

In connection with the SPA, the Company simultaneously entered into a registration rights agreement (the “Registration Rights Agreement”) with Eagle. In the Registration Rights Agreement, the Company has provided Eagle with demand registration rights such that the Company has agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”), any time after the expiration of the Lockup Period, within 30 days of either (i) Eagle’s receipt of written notice from the Company that the Company has determined Eagle is an affiliate of the Company under Rule 144, or (ii) any date that the Company has not filed all reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, for the preceding 12 months (the “Trigger Date”), in either case, to the extent such event happens after the expiration of the Lockup Period. Such registration statement would register the resale of shares of Common Stock issued to Eagle under the SPA (including any shares of Common Stock issued upon the conversion of any Preferred Shares issued to Eagle under the SPA) and any Common Stock issued as a dividend or other distribution with respect to, or in replacement of, the foregoing securities.

The Company has agreed to use commercially reasonable efforts to cause the registration statement to be declared effective on or before 90 days following the Trigger Date (with a 30-day extension if the SEC reviews and provides comments on the registration statement). If the registration statement is not effective within the required time period, the Company will be required to pay liquidated damages to Eagle in an amount equal to 1% of the aggregate purchase price paid by Eagle under the SPA per 30-day period for each month during which such event continues, subject to certain limits set forth in the Registration Rights Agreement. The Company is required to use commercially reasonable efforts to keep the registration statement continuously effective under the Securities Act until the earlier of (i) such time as all securities covered by the registration statement have been publicly sold and (ii) the date all such securities may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

In the Registration Rights Agreement, the Company has also provided Eagle with piggyback registration rights: If at any time after the expiration of the Lockup Period (described earlier in this Item 3.02) the Company determines to prepare and file a registration statement relating to an offering of its equity securities pursuant to the Securities Act, Eagle has the option to include its Common Stock in the offering (including any shares of Common Stock issued upon the conversion of any Preferred Shares issued to Eagle under the SPA).

The foregoing is a summary description of certain terms of the SPA and Registration Rights Agreement, is not complete and is qualified in its entirety by reference to the text of the SPA and Registration Rights Agreement, which are attached hereto as Exhibits 10.1 and 4.1, respectively, and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The rights, preferences and privileges of the Series A Convertible Preferred Stock (the “Series A Preferred Stock”) are set forth in a Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”), which the Company filed with the Delaware Secretary of State on January 7, 2020.

Each share of Series A Preferred Stock is convertible, at any time and from time to time from and after the Issuance Date, at the option of the holder, into a number of shares of Common Stock equal to the Conversion Ratio.

The holder, however, will be prohibited from converting shares of Series A Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.98% of the total number of shares of the Company’s Common Stock outstanding immediately after giving effect to the issuance of Common Stock pursuant to such conversion. In the event of the Company’s liquidation, dissolution, or winding up, holders of Series A Preferred Stock will receive a payment equal to $0.0001 per share of Series A Preferred Stock, plus an additional amount equal to any dividends declared but unpaid on such shares, before any proceeds are distributed to the holders of Common Stock. Shares of Series A Preferred Stock will generally have no voting rights, except as required by law and except that the affirmative vote of holders of a majority of the outstanding Series A Preferred Stock will be required to amend the powers, preferences or rights of the Series A Preferred Stock or the Certificate of Designation, increase the number of authorized shares of Series A Preferred Stock or enter into an agreement with respect to the foregoing. Holders of the Series A Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors, and will rank:

•	senior to all of the Company’s Common Stock;

•	senior to any class or series of the Company’s capital stock created specifically ranking by its terms junior to the Series A Preferred Stock;

•	on parity with any class or series of capital stock of the Company created specifically ranking by its terms on parity with the Series A Preferred Stock; and

•	junior to any class or series of the Company’s capital stock hereafter created specifically ranking by its terms senior to the Series A Preferred Stock;

in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up, whether voluntarily or involuntarily.

The foregoing is a summary description of certain terms of the Certificate of Designation, is not complete and is qualified in its entirety by reference to the text of the Certificate of Designation, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth above relating to the Company’s Certificate of Designation is incorporated herein to this Item 5.03.

Item 8.01	Other Events.

On January 7, 2020, the Company issued a joint press release with Eagle announcing the transactions described above.

A copy of the full text of the press release referenced above is filed as Exhibit 99.1 to this Current Report on Form 8-K .

Item 9.01	Financial Statements and Exhibits.

Set forth below is a list of the exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

3.1	Certificate of Designation of Series A Convertible Preferred Stock, dated January 7, 2020.

4.1	Registration Rights Agreement, dated January 7, 2020, between the Company and Eagle.

10.1	Securities Purchase Agreement, dated January 7, 2020, between the Company and Eagle.*

99.1	Joint Press Release, dated January 7, 2020.

*	Certain exhibits have been omitted and the Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: January 8, 2020	By:	/s/ Ben R. Taylor
Ben R. Taylor, President and Chief Financial Officer